Exhibit 5.1

		New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

24 September 2018

Valtech SE
46 Colebrooke Row
London
N1 8AF

Ladies and Gentlemen

Valtech SE (the “Company”) – Registration Statement on Form F-1

We have acted as advisers as to English law to the Company, a European public limited liability company (Societas Europaea) incorporated under Council Regulation (EC) No. 2157/2001 of the European Union and registered under the laws of England and Wales, in connection with the Registration Statement on Form F-1 (as amended through the date hereof, the “Registration Statement”) filed by the Company on 24 September 2018 with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for the offering of class A ordinary shares of €0.01 each (the “Shares”) in the capital of the Company (the “Offering”).

Scope

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on European Union law as it applies to any jurisdiction other than England and Wales, the federal laws of the United States of America or the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

We assume no obligation to notify you of any future changes in law, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

1

Opinions

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the Shares will be duly and validly issued and non-assessable if and when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Shares shall have been issued against payment therefor in accordance with the Underwriting Agreement and the statutes of the Company in an amount of “cash consideration” (as such term is defined in section 583(3) of the Companies Act 2006) of not less than the aggregate nominal value for such Shares, and (iii) valid entries in the books and registers of the Company have been made.

For the purposes of this opinion, the term “non-assessable” in relation to the Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006 (as amended), the statutes of the Company and any resolution taken under the statutes of the Company approving the issue of the Shares, no holder of such Shares is liable, by reason solely of being a holder of such Shares, for additional payments or calls for further funds by the Company or any other person.

General

This opinion is addressed to you in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully,

/s/ Davis Polk & Wardwell London LLP
Davis Polk & Wardwell London LLP

2

Schedule 1
DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the Registration Statement filed with the Commission on 24 September 2018;

2.	a draft underwriting agreement in the form attached as an exhibit to the Registration Statement, to be entered into by the Company in connection with the Offering (the “Underwriting Agreement”);

3.	a certificate from the general counsel of the Company addressed to Davis Polk & Wardwell London LLP dated 24 September 2018 (the “Certificate”) having attached to it:

(a)	a copy of the Form SE TR02 (Transfer to the United Kingdom of Societas Europaea) filed with the Registrar of Companies in respect of the transfer by the Company to the United Kingdom, certified to be a true and correct copy;

(b)	a copy of the statutes of the Company, certified to be a true and correct copy as at the date hereof;

(c)	a copy of the statutes of the Company adopted conditional upon and with effect from immediately prior to closing of the Offering, certified to be a true and correct copy;

(d)	a copy of the minutes of a meeting of the administrative organ of the Company held on 23 August 2018 (respectively, the “Board Minutes” and the “Board”), certified to be a true and correct copy; and

(e)	a copy of the resolutions passed by the shareholders at a general meeting of the Company held on 10 September 2018, certified to be a true and correct copy;

4.	the results of an on-line search of the entries shown on the Companies House Direct online service on 21 September 2018 with respect to the Company maintained at Companies House in Cardiff (the “Company Search”); and

5.	the results of a telephone search with the Companies Court in London of the Central Index of Winding Up Petitions on 21 September 2018 with respect to the Company (the “Central Registry Search”),

and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

3

Schedule 2
ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.	all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document (including, without limitation, the Underwriting Agreement) has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

3.	all signatures, stamps and seals on all documents that we reviewed are genuine;

4.	the capacity, power and authority to execute, deliver and perform each of the documents listed in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;

5.	none of the documents examined by us has been amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

6.	that prior to the transfer of its registered office to England and Wales, the Company complied in all respects with all applicable laws regarding the approval, creation, allotment, issue, grant, transfer, purchase, repurchase, alteration, cancellation and/or reduction of securities of the Company and rights to acquire, subscribe, convert and/or exchange securities of the Company;

7.	that the Board Minutes referred to in paragraph 3(d) of Schedule 1 to this opinion are complete and correct, and that no amendment has been made thereto;

8.	that the meeting of the Board referred to in the Board Minutes was properly constituted and convened, that all relevant policies and procedures of the Company were complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) was present throughout, that the resolutions referred to therein were properly passed at such meeting, that all relevant provisions of the Companies Act 2006 and the statutes of the Company were duly observed, and that such resolutions have not been and will not be amended, revoked or rescinded and are in full force and effect;

9.	that the general meeting of the Company referred to in paragraph 3(e) of Schedule 1 to this opinion was duly convened and held on the date specified, a quorum of shareholders was present throughout, and the resolutions in the form referred to in paragraph 3(e) of Schedule 1 to this opinion were duly passed at such meeting and have not been and will not be amended, revoked or rescinded and are in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection therewith have been or will be filed with the Registrar of Companies within the relevant statutory time limits;

10.	each of the statements contained in the Certificate is true and correct as at the date hereof;

11.	that a meeting of the Board or a duly authorised and constituted committee thereof has been or will be duly convened and held, prior to the allotment and issue of the Shares, at which it will be resolved to allot and issue the Shares and the directors of the Company, in authorising the allotment and issue of the Shares, will exercise their powers in accordance with their duties under all applicable laws and the statutes of the Company;

12.	the number of Shares to be allotted and issued in connection with the Offering will not be greater than the aggregate nominal value specified in the resolutions passed by the meeting of the shareholders of the Company referred to in paragraph 3(e) of Schedule 1 to this opinion;

13.	the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

14.	the information revealed by the Central Registry Search was accurate in all respects and has not since the time of such enquiry been altered; and

15.	the Company has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse (“MAR”), the Financial Services and Markets Act 2000, as amended (“FSMA”) and the Financial Services Act 2012 (the “FSA”) and any regulations made under MAR, the FSMA and the FSA with respect to anything done or to be done by it in connection with the Shares, any of the documents listed in Schedule 1 to this opinion or the Offering in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA, and section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA.

4

Schedule 3
QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.	the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

2.	the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.	this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors; and

4.	we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to therein, or that no material facts have been omitted therefrom.

5